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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                            CAROLINA FINCORP, INC.


                                   ARTICLE I

     The name of the corporation is Carolina Fincorp, Inc. (the "Corporation").

                                  ARTICLE II

     SECTION 2.1.  TOTAL AUTHORIZED SHARES OF CAPITAL STOCK.  The Corporation
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shall have authority to issue a total of 25,000,000 shares of capital stock, none of which shall have any par value, divided into classes as follows:

                     Class                     Number of Shares
                     -----                     ----------------

                     Common Stock                 20,000,000

                     Preferred Stock               5,000,000

     SECTION 2.2.  COMMON STOCK.  The shares of Common Stock shall be of one and
     -----------   ------------
the same class. Subject to the rights of holders of the Preferred Stock as determined by the Board of Directors pursuant to Section 2.3 hereof and by the North Carolina Business Corporation Act ("NCBCA") as now constituted or hereafter amended, the holders of shares of Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote and shall be entitled to participate pro rata after preferential rights of holders of Preferred Stock in the distribution of the net assets of the Corporation upon dissolution.

     SECTION 2.3.  PREFERRED STOCK.  The shares of Preferred Stock may be issued
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from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine.
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                                  ARTICLE III

     The street address and county of the initial registered office of the Corporation is 115 South Lawrence Street, Rockingham, Richmond County, North Carolina 28379. The mailing address of the initial registered office of the Corporation is Post Office Box 1597, Rockingham, North Carolina 28380-1597. The name of the initial registered agent is R. Larry Campbell.

                                  ARTICLE IV

     The names and addresses of the incorporators are as follows:

          Name                          Address
          ----                          -------
          J. Stanley Vetter             1424 Cumberland Circle
                                        Rockingham, North Carolina 28379

          John T. Page, Jr.             P.O. Box 306
                                        Rockingham, North Carolina 28380

          E. E. Vuncannon, Jr.          P.O. Box 56
                                        Ellerbe, North Carolina 28338

          Buena Vista Coggin            511 Roberdel Road
                                        Rockingham, North Carolina 28379

          Joe M. McLaurin               P.O. Box 848
                                        Rockingham, North Carolina 28380

          Russell E. Bennett, Jr.       P.O. Box 1268
                                        Rockingham, North Carolina 28380

          W. Jesse Spencer              720 Scotland Avenue
                                        Rockingham, North Carolina 28379

          R. Larry Campbell             P.O. Box 1597
                                        Rockingham, North Carolina 28380

                                   ARTICLE V

     To the fullest extent permitted by the NCBCA as it exists or may hereafter be amended, no person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a

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director.  No amendment or repeal of this Article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article.

                                  ARTICLE VI

     The provisions of Article 9 and Article 9A of the NCBCA entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the Corporation.

                                  ARTICLE VII

     SECTION 7.1.  DEFINITIONS AND TERMS WITH RESPECT TO ARTICLE VII.  For
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purposes of this Article VII, the following definitions shall apply:

               (a) The terms "Business Combination" shall mean any transaction in connection with (i) a combination or merger of the Corporation, (ii) the acquisition of more than ten percent (10%) of the Corporation's outstanding Voting Shares, or (iii) a purchase or sale of a substantial portion of the assets of the Corporation or a Subsidiary thereof (a purchase or sale of 20% or more of the total assets of the Corporation or a Subsidiary as of the end of the most recent quarterly period being deemed as "substantial") in each case, as applicable, which requires the approval of, or notice to and absence of objection by (i) any federal or state regulatory authority of banks, savings banks, savings and loan associations or their holding companies, (ii) the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or (iii) the shareholders of the Corporation, but excluding any reorganization, acquisition, merger, purchase or sale of assets, or combination initiated by the Corporation upon the vote of at least fifty-one percent (51%) of the Continuing Directors.

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               (b)  The term "Continuing Director" shall mean any member of the
Board of Directors of the Corporation who is not a Related Person and is not affiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

               (c) The term "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, or an unincorporated organization or similar company, and also includes a syndicate or any group of any of the foregoing formed or acting together in concert for the purpose of acquiring, holding or disposing of the equity securities or assets of the Corporation or any Subsidiary.

               (d) The term "Related Person" shall mean any individual, partnership, corporation, trust or other person or entity (together with its "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act")) which as of the date of its offer with respect to a Business Combination is a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Shares of the Corporation. A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof.

               (e) The term "Subsidiary" shall mean any corporation or other entity of which the Person in question owns not less than fifty percent (50%) of any class of equity securities, directly or indirectly.

               (f) The term "Voting Shares" shall mean any shares of the authorized stock of the Corporation entitled to vote generally in the election of directors.

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               (g)  The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies on the Board.

     SECTION 7.2.  RIGHTS OF SHAREHOLDERS.  The affirmative vote of the holders
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of seventy-five percent (75%) or more of the outstanding Voting Shares, voting separately as a class, shall be required for the approval or authorization of any Business Combination, provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination may be approved by the shareholder vote required by law and any other provision of these Articles of Incorporation if the Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of (a) at least seventy-five percent (75%) of the Whole Board of Directors, and (b) if such Business Combination is proposed by a Related Person, at least seventy-five percent (75%) of the Continuing Directors, in either case at a duly called or convened regular or special meeting of the Board of Directors.

     SECTION 7.3.  FIDUCIARY OBLIGATIONS.  Nothing contained in this Article VII
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shall be construed to relieve any Related Person from any fiduciary obligation imposed by law or equity.

     SECTION 7.4.  STANDARDS OF BOARD OF DIRECTORS' EVALUATION OF AN OFFER.
     -----------   -------------------------------------------------------
The Board of Directors of the Corporation, when evaluating any offer of another Person to effect a Business Combination shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the social and economic effects of acceptance of such offer on its depositors, borrowers, other customers, employees, and creditors of the Corporation and its Subsidiaries, and on the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the ability of the Corporation and its Subsidiaries to fulfill the objectives of a bank and/or savings bank and/or savings and loan association holding company, as applicable, and of commercial banking and/or savings bank and/or

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savings and loan entities, as applicable, under applicable federal and state statutes and regulations; (iii) the business and financial condition and prospects and earnings prospects of the Person or Persons proposing the Business Combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination, and other likely financial obligations of such Person or Persons, and the possible effect of such conditions and prospects upon the Corporation and its Subsidiaries and the communities in which the Corporation and its Subsidiaries are located; (iv) the competence, experience, and integrity of the Person or Persons proposing the Business Combination and its or their management; and (v) the prospects for successful conclusion of the proposed Business Combination. The provisions of this Article VII shall be deemed solely to grant discretionary authority to the Board of Directors and shall not be deemed to provide any constituency the right to be considered or to compel the consideration of its interests.

     SECTION 7.5.  AMENDMENT AND REPEAL OF ARTICLE VII.  Notwithstanding any
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other provision of these Articles of Incorporation or the Bylaws of the
Corporation (and notwithstanding the fact that a lesser percentage may be specified by law) any amendment, change or repeal of this Article VII, or any other amendment of these Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VII, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding Voting Shares of the Corporation, voting separately as a class; provided, however, that this restriction shall not apply to, and such seventy five percent (75%) vote shall not be required for, any such amendment, change or repeal recommended to shareholders of the Corporation by the affirmative vote of at least (a) seventy-five percent (75%) of the Whole Board of Directors, and (b) if at such time there shall be a Related Person, at least seventy-five percent (75%) of the Continuing Directors, and in either such event such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the NCBCA.

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                                 ARTICLE VIII

     SECTION 8.1.  BOARD OF DIRECTORS.  The number of directors of the
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Corporation shall be fixed from time to time as provided in the Corporation's
Bylaws.

     In the first election of directors, and in all elections thereafter, in which the total number of directors as fixed pursuant to the Corporation's Bylaws is nine (9) or more, the directors shall be divided into three (3) classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected for terms of three (3) years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors at a time that the directors are so classified, the additional or eliminated directorships shall be classified or chosen so that all classes of directors shall remain or become as nearly equal as possible in number. At all times that the number of directors, as fixed pursuant to the Corporation's Bylaws, is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

     Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the Board of Directors. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or by the sole remaining director. If the vacant office was held by

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a director elected by voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

     SECTION 8.2.  INITIAL BOARD OF DIRECTORS.  The number of directors
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constituting the initial Board of Directors of the Corporation shall be eight
(8) and the names and addresses of the persons who are to serve as directors of the Corporation until the first meeting of shareholders or until their successors are elected and qualify are:

          Name                          Address
          ----                          -------

          J. Stanley Vetter             1424 Cumberland Circle
                                        Rockingham, North Carolina 28379

          John T. Page, Jr.             P.O. Box 306
                                        Rockingham, North Carolina 28380

          E. E. Vuncannon, Jr.          P.O. Box 56
                                        Ellerbe, North Carolina 28338

          Buena Vista Coggin            511 Roberdel Road
                                        Rockingham, North Carolina 28379

          Joe M. McLaurin               P.O. Box 848
                                        Rockingham, North Carolina 28380

          Russell E. Bennett, Jr.       P.O. Box 1268
                                        Rockingham, North Carolina 28380

          W. Jesse Spencer              720 Scotland Avenue
                                        Rockingham, North Carolina 28379

          R. Larry Campbell             P.O. Box 1597
                                        Rockingham, North Carolina 28380


     SECTION 8.3.  REMOVAL OF DIRECTORS.  The shareholders may remove a director
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prior to the end of the director's term only for cause.

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This the 20th day of May, 1996.
         ----

                                 By: /s/ J. Stanley Vetter
                                    --------------------------------------------
                                     J. Stanley Vetter, Incorporator

                                 By: /s/ John T. Page, Jr.
                                    --------------------------------------------
                                     John T. Page, Jr., Incorporator

                                 By: /s/ E. E. Vuncannon, Jr.
                                    --------------------------------------------
                                     E. E. Vuncannon, Jr., Incorporator

                                 By: /s/ Buena Vista Coggin
                                    --------------------------------------------
                                     Buena Vista Coggin, Incorporator

                                 By: /s/ Joe M. McLaurin
                                    --------------------------------------------
                                     Joe M. McLaurin, Incorporator

                                 By: /s/ Russell E. Bennett, Jr.
                                    --------------------------------------------
                                     Russell E. Bennett, Jr., Incorporator

                                 By: /s/ W. Jesse Spencer
                                    --------------------------------------------
                                     W. Jesse Spencer, Incorporator

                                 By: /s/ R. Larry Campbell
                                    --------------------------------------------
                                     R. Larry Campbell, Incorporator

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